Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-2 of NGP Capital Resources Company of our report dated March 9, 2012 relating to the financial statements and financial statement schedules of NGP Capital Resources Company, which appears in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 19, 2013